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                                                                    EXHIBIT 23.2



                            Consent of Independent
                          Certified Public Accountant



North American Technologies Group, Inc.
Houston, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (S-8) of our report dated March 14, 1996, except for Notes 7(a), 8(a) and 20, which are as of April 8, 1996, relating to the consolidated financial statements of North American Technologies Group, Inc. Appearing in the Company's Annual Report on form 10-K for the year ended December 31, 1995.


                                                /s/ BDO Seidmain, LLP

                                                BDO Seidman, LLP


Houston, Texas
November 20, 1996